Exhibit 99.1

Allwyn Entertainment AG and Cohn Robbins Holdings Corp. Announce $260 Million Backstop Financing Commitment from PPF Group

- The CRHC Board of Directors Recommends that all CRHC Shareholders Vote "FOR" the Business Combination Proposal at or before the September 7, 2022 Extraordinary General Meeting –

-CRHC Shareholders of Record as of August 15, 2022 are Eligible to Vote at Extraordinary General Meeting -

LUCERNE, Switzerland and WILMINGTON, Delaware, United States - August 29, 2022 – Allwyn Entertainment AG (“Allwyn” or the “Company”), a leading multinational entertainment operator, and Cohn Robbins Holdings Corp. (NYSE:CRHC) ("CRHC" or “Cohn Robbins”) today announced that PPF Group, which currently owns approximately 4 million shares of CRHC, has agreed to purchase up to an additional 26 million Allwyn shares at $10.00 per share (the “Backstop”) in connection with the previously announced business combination between Allwyn and CRHC (the “Business Combination”).

In exchange for its commitment to provide the Backstop to support the Business Combination, PPF Group - an international investment firm with about €42 billion in assets and operations in 25 countries - will receive up to an additional 4 million class B shares in Allwyn. If PPF Group purchases the maximum number of shares under the Backstop, it would become an approximately 4.99% shareholder in the combined entity.

Commenting on PPF Group’s commitment in support of the Business Combination, Karel Komárek, Chairman of the board of directors of Allwyn and founder of Allwyn’s majority shareholder, KKCG Investment Group, stated, “We have always grown Allwyn through carefully chosen partnerships, and I am very pleased that Allwyn will again have the support of PPF Group as we pursue the growth opportunities that I believe an NYSE listing will help to accelerate.”

Didier Stoessel, PPF Group’s Chief Investment Officer, said, “We are pleased to enter into this partnership with Allwyn. We strongly believe in the growth potential of this multinational entertainment-led business, which at the same time provides stability in the current uncertain macroeconomic environment. Through the financing commitment PPF Group has an opportunity to be part of Allwyn’s current expansion plans in the US and globally with the support of excellent partners in Cohn Robbins.”

Messrs. Gary D. Cohn and Clifton S. Robbins, Co-Founders and Co-Chairmen of Cohn Robbins, stated, “We believe PPF Group’s Backstop commitment is another resounding vote of confidence in Allwyn’s opportunity to grow organically and inorganically in the attractive $300 billion global lottery industry from an investor which knows the business very well. We are proud to bring CRHC shareholders the ability to become owners of such a strong business as Allwyn.”

More information about PPF Group can be found by visiting www.ppf.eu/en.

Concurrently with the Backstop, on August 29, 2022, certain terms of the Business Combination Agreement have been amended (the “Business Combination Agreement Amendment”). The Business Combination Agreement Amendment, among other things, lowers the maximum Class B Exchange Ratio (as defined in the Business Combination Agreement) from 1.40 to 1.13 and designates Gary D. Cohn as the Acquiror Nominee (as defined in the Business Combination Agreement) who will serve on the board of directors of Allwyn following the Business Combination.

Further, on August 29, 2022, CRHC entered into an Amendment to the Sponsor Agreement (the “Sponsor Agreement Amendment”), with Allwyn AG, Cohn Robbins Sponsor LLC, (the “Sponsor”), Allwyn, and the Insiders (as defined therein). The Sponsor Agreement Amendment, among other things, increases the forfeiture of the Sponsor’s shares from 3,286,400 up to a maximum of 7,200,000, and increases the number of the Sponsor’s shares subject to the earnout provisions of the Sponsor Agreement from 5,443,100 to 7,500,000.

The terms of the Backstop, along with descriptions and copies of related amendments to certain documents in connection with the Business Combination described above, can be found in the Current Report on Form 8-K, filed today by CRHC with the United States Securities and Exchange Commission (the “SEC”). For more information about the Business Combination, please visit www.cohnrobbins.com/investor-relations/, or see documents filed by Allwyn and CRHC with the SEC. For further information on Allwyn, please visit the Allwyn Investor Relations Website at investors.allwynentertainment.com.

The CRHC Board of Directors recommends all CRHC shareholders vote "FOR" the Business Combination Proposal in advance of the extraordinary general meeting of its shareholders (the “Meeting”), via the Internet or by signing, dating and returning the proxy card upon receipt by such shareholder by following the instructions in the registration statement on Form F-4, filed by Allwyn with the SEC and declared effective by the SEC on August 19, 2022 (the “Registration Statement”).

Shareholders that were CRHC shareholders as of August 15, 2022 may attend the Meeting in person at the location indicated in the Registration Statement. Alternatively, shareholders can register to attend the meeting virtually via a live webcast starting at 9:30 am, New York City Time, on September 7, 2022. To register to attend the Meeting virtually, shareholders must enter the URL address www.cstproxy.com/cohnrobbins/2022 into a browser, enter a control number assigned by Continental Stock Transfer & Trust Company and follow the instructions applicable to them provided in the Registration Statement.

Each Shareholder Vote “FOR” ALL Proposals in the Registration Statement Is Important, No Matter How Many or How Few Shares a Shareholder Owns. If shareholders have any questions about voting or need assistance voting, please contact Morrow Sodali LLC, CRHC’s proxy solicitor, by calling (800) 662-5200 (for individuals), or (203) 658-9400 (for banks and brokers).

About Allwyn

Allwyn is a leading global lottery operator. Allwyn builds lotteries that return more to good causes by focusing on innovation, technology, efficiency and safety across a growing casual gaming entertainment portfolio. The lottery-first approach of focusing on affordable recreational play has earned Allwyn leading market positions with trusted brands across Europe in Austria, Czech Republic, Greece and Cyprus and Italy.

About Cohn Robbins

Founded and listed on the NYSE in 2020, Cohn Robbins is Co-Chaired by Gary D. Cohn and Clifton S. Robbins. Mr. Cohn is Vice Chairman of IBM and has more than 30 years of financial services experience spanning the private and public sectors, having served as Assistant to the President of the United States for Economic Policy and Director of the National Economic Council from January 2017 until April 2018, and as President, Chief Operating Officer and a director of The Goldman Sachs Group, Inc. from 2006-2016. Mr. Robbins has more than 35 years of investment management experience, including as Founder and Chief Executive Officer of Blue Harbour Group from 2004-2020, a Managing Member of global growth investor General Atlantic Partners from 2000-2004, and as a General Partner of Kohlberg Kravis Roberts & Co., where he worked from 1987-2000.

Additional Information about the Business Combination and Where to Find It

Additional information about the Business Combination, including a copy of the Business Combination Agreement and prospectus, are provided in the Registration Statement. The Registration Statement has been mailed to each of CRHC’s shareholders as of August 15, 2022, and can be found for free on the SEC’s website at www.sec.gov under the registrant “Allwyn Entertainment AG.”

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Contacts

For media inquiries:
Adam Weiner

Arrowpath Advisors for Cohn Robbins Holdings Corp.
CRHCmedia@arrowpath.com

+1 212 596 7700

Dana Dvorakova for Allwyn Entertainment

dana.dvorakova@allwynent.com

For investor inquiries:

allwyn.ir@icrinc.com

IR@allwynent.com

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the Business Combination between, among other parties, CRHC and Allwyn. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” “strategy,” “future,” “opportunity,” “would,” “seem,” “seek,” “outlook” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements include, without limitation, Allwyn’s and CRHC’s expectations with respect to anticipated financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination, and the timing of the completion of the Business Combination. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of CRHC’s registration statement on Form S-1 (File No. 333-240277), its Annual Report on Form 10-K, as amended from time to time, for the fiscal year ended December 31, 2021 and its subsequent Quarterly Reports on Form 10-Q, and the Registration Statement filed by Allwyn. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside Allwyn’s and CRHC’s control and are difficult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this document, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against CRHC or Allwyn following the announcement of the Business Combination; (2) the inability to complete the Business Combination, including due to the inability to concurrently close the Business Combination and the private placement of common stock or due to failure to obtain approval of CRHC’s shareholders; (3) the risk that the Business Combination may not be completed by CRHC’s business combination deadline and the potential failure to obtain an extension of such deadline sought by CRHC; (4) the failure to satisfy the conditions to the consummation of the Business Combination, including the approval by CRHC’s shareholders and the satisfaction of the minimum trust account amount following any redemptions by CRHC’s public shareholders; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (6) the risk that the Business Combination disrupts current plans and operations as a result of the consummation of the Business Combination; (7) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (8) costs related to the Business Combination; (9) changes in the applicable laws or regulations; (10) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the risk of downturns and a changing regulatory landscape in the industry in which Allwyn operates; (12) Allwyn’s ability to obtain or maintain rights or licenses to operate in any market in which Allwyn operates or seeks to operate in the future; (13) the potential inability of Allwyn to raise additional capital needed to pursue its business objectives or to achieve efficiencies regarding other costs; (14) the enforceability of Allwyn’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (15) other risks and uncertainties described in CRHC’s registration statement on Form S-1 and Annual Report on Form 10-K, as amended from time to time, for the fiscal year ended December 31, 2020 and its subsequent Quarterly Reports on Form 10-Q, and the Registration Statement. Allwyn and CRHC caution that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Allwyn nor CRHC gives any assurance that Allwyn or CRHC will achieve its expectations. Neither Allwyn nor CRHC undertakes or accepts any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

Source: Cohn Robbins Holdings Corp.

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